EXHIBIT 32
NATIONAL FUEL GAS COMPANY
Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
     Each of the undersigned, D. F. SMITH, Chairman of the Board and Chief Executive Officer and D. P. BAUER, the Treasurer and Principal Financial Officer of NATIONAL FUEL GAS COMPANY (the “Company”), DOES HEREBY CERTIFY that:
1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     IN WITNESS WHEREOF, each of the undersigned has executed this statement this 6th day of May, 2011.

/s/ D. F. Smith
Chairman of the Board and Chief
Executive Officer

/s/ D. P. Bauer
Treasurer and Principal Financial Officer